Exhibit 99.2

Important Notice
Regarding the
Availability of
Information Statement
Materials

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY
YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION

You are receiving this notice because you hold ordinary shares of Holcim or you participate in a plan that invests in ordinary shares of Holcim. Holcim has released materials for your information regarding the spin-off of Amrize Ltd, a wholly-owned subsidiary of Holcim (“Amrize”) and this notice provides instructions on how to access such materials. To effect the spin-off, Holcim will distribute on a pro rata basis as a dividend-in-kind to holders of ordinary shares of Holcim as of the close of business on [●], the cum-dividend date for the distribution, all of the ordinary shares of Amrize. Immediately following such distribution, Holcim will not own any shares of Amrize, and Holcim and Amrize will be two independent, publicly traded companies.

This notice and the referenced materials are FOR YOUR INFORMATION ONLY. These materials consist of the Information Statement that Amrize has prepared in connection with the spin-off (the “Information Statement”), plus any supplements thereto.

The Information Statement contains important information, and we encourage you to review it. You may view the Information Statement online at https://www.holcim.com/investors/listing-north-america-business-us. If you would like to receive a paper copy of the Information Statement, you must request one by using the e-mail or telephone contact details below. There is no charge for requesting a paper copy. In order to receive a paper copy, please make this request on or before [●].

You are NOT required to respond or take any other action. This is NOT a solicitation for a proxy or other consent from you in connection with the spin-off. These materials are NOT a form for voting.

TELEPHONE: [●]

E-MAIL: [●]

If requesting paper materials by e-mail, please include your name and physical address in the body of the email with ‘Amrize – Paper Information Statement’ in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Wichtiger Hinweis
zur Verfügbarkeit von
Unterlagen zum
Information Statement

DIESER HINWEIS ERMÖGLICHT IHNEN DEN ZUGANG ZU MATERIALIEN AUSSCHLIESSLICH ZU
INFORMATIONSZWECKEN
SIE SIND NICHT VERPFLICHTET, ZU ANTWORTEN ODER ANDERE HANDLUNGEN VORZUNEHMEN

Sie erhalten diese Mitteilung, weil Sie Aktien von Holcim halten oder an einem Plan teilnehmen, der in Aktien von Holcim investiert. Holcim hat Unterlagen zu Ihrer Information über den Spin-off von Amrize Ltd, einer hundertprozentigen Tochtergesellschaft von Holcim (“Amrize”), veröffentlicht. Diese Mitteilung enthält Anweisungen, wie Sie auf diese Unterlagen zugreifen können. Um den Spin-off zu vollziehen, wird Holcim alle Aktien von Amrize anteilig als Sachdividende an die Aktionäre von Holcim zum Geschäftsschluss am [●], dem Cum-Datum für die Ausschüttung, ausschütten. Unmittelbar nach der Ausschüttung wird Holcim keine Amrize-Aktien mehr halten, und Amrize und Holcim werden zwei unabhängige, börsenkotierte Unternehmen sein.

Diese Mitteilung und die darin referenzierten Unterlagen dienen NUR ZU IHRER INFORMATION. Diese Unterlagen bestehen aus dem Information Statement, das Amrize im Zusammenhang mit dem Spin-off erstellt hat (das “Information Statement”), sowie etwaigen Ergänzungen zu diesem.

Das Information Statement enthält wichtige Informationen. Wir empfehlen Ihnen, diese zu lesen. Sie können das Information Statement online unter https://www.holcim.com/investors/listing-north-america-business-us einsehen. Wenn Sie ein Papierexemplar des Information Statements erhalten möchten, müssen Sie ein solches per E-Mail oder telefonisch unter den unten angegebenen Kontaktdaten anfordern. Das Anfordern einer Papierversion ist kostenlos. Um ein Papierexemplar zu erhalten, bitten wir Sie, dieses bis zum [●] anzufordern.

Sie sind NICHT verpflichtet, auf diese Mitteilung zu antworten oder andere Handlungen vorzunehmen. Diese Mitteilung ist KEINE Aufforderung zur Erteilung einer Vollmacht oder einer sonstigen Zustimmung von Ihnen im Zusammenhang mit dem Spin-off. Diese Unterlagen stellen KEIN Formular zur Stimmabgabe dar.

TELEFON: [●]

E-MAIL: [●]

Wenn Sie Papierunterlagen per E-Mail anfordern, geben Sie bitte Ihren Namen und Ihre Adresse im E-Mail-Text an und schreiben Sie in die Betreffzeile “Amrize - Paper Information Statement”.

Anfragen, Anweisungen und sonstige Rückfragen, die an diese E-Mail-Adresse gesendet werden, werden NICHT an Ihren Anlageberater weitergeleitet.